Exhibit 5.1

October 16, 2025

Dragonfly Energy Holdings Corp.

12915 Old Virginia Road

Reno, NV 89521

Re:	Dragonfly Energy Holdings Corp. – Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Dragonfly Energy Holdings Corp., a Nevada corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-275559), which was declared effective on November 24, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (as so filed, the “Registration Statement”) and the related prospectus contained in the Registration Statement (the “Base Prospectus”) and (ii) the prospectus supplement to the Registration Statement, dated October 16, 2025 (the “Prospectus Supplement”) relating to the issuance and sale by the Company of 36,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such shares, the “Firm Shares”), Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 5,000,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), and at the election of the underwriter under that certain Underwriting Agreement (defined below), up to 6,150,000 additional shares of Common Stock (the “Optional Shares”).

The Firm Shares, Pre-Funded Warrants, and Optional Shares are to be sold pursuant to an Underwriting Agreement, dated October 16, 2025, by and between the Company and Canaccord Genuity LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). We have been requested by the Company to render this opinion in connection with the filing of the Form 8-K with respect to the sale and issuance by the Company of the Firm Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, and Optional Shares (the “Form 8-K”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions in this opinion letter, we have assumed that the issuance of the Firm Shares, Pre-Funded Warrant Shares and Optional Shares will not exceed the number of authorized shares. In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Dragonfly Energy Holdings Corp.

October 16, 2025

Page Two

Based upon such examination, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that the Firm Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, and Optional Shares have been duly authorized by all requisite corporate action on the part of the Company and, upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, Base Prospectus and Prospectus Supplement, and pursuant to the terms of the Underwriting Agreement and the Pre-Funded Warrants, as applicable, the Firm Shares, Pre-Funded Warrant Shares, and Optional Shares will be validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. In connection with the opinions in this opinion letter, we have examined and relied on the representations and warranties as to factual matters contained in the Registration Statement, and we have relied on oral or written statements and representations of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

The opinions in this opinion letter are given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion letter as Exhibit 5. 1 to the Form 8-K and further consent to all references to us under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER